UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   May 24, 2010

HORMEL FOODS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-2402	41-0319970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1 Hormel Place

Austin, MN  55912

(Address of Principal Executive Office)

Registrant’s telephone number, including area code:  (507) 437-5611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — OTHER EVENTS

Item 8.01 Other Events

On May 26, 2010, Hormel Foods Corporation (the Company) announced that its Board of Directors has authorized the repurchase of up to five million shares of its common stock.  The repurchase program was authorized at a meeting of the Company’s Board of Directors on May 24, 2010.  The repurchase of Hormel Foods Corporation common stock will be accomplished through periodic purchases made in any manner deemed appropriate by the Company, with the times, prices, and amounts of such purchases to be approved by the Chief Executive Officer or Chief Financial Officer.  The repurchased shares may be retained as treasury stock for use for corporate purposes, or may be retired.  The Company intends to use surplus cash to fund the repurchase program.  This repurchase program is in addition to the Company’s prior 10 million share repurchase program authorized in 2002, which will be fully utilized prior to commencing purchases under the new authorization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

HORMEL FOODS CORPORATION
(Registrant)

Dated:	May 26, 2010	By	/s/J. H. FERAGEN
J. H. FERAGEN
Senior Vice President and Chief Financial Officer

Dated:	May 26, 2010	By	/s/J. N. SHEEHAN
J. N. SHEEHAN
Vice President and Controller